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                       EXHIBIT (24)

                        POWER OF ATTORNEY
                        -----------------

     Each of the undersigned directors of New England Power Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Gregory A. Hale, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1999 to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.

Dated this 20th day of March, 2000.

s/Cynthia A. Arcate                s/Cheryl A. LaFleur
_________________________          _________________________
Cynthia A. Arcate                  Cheryl A. LaFleur


s/L. Joseph Callan                 s/Richard P. Sergel
_________________________          _________________________
L. Joseph Callan                   Richard P. Sergel

s/Peter G. Flynn                   s/Philip R. Sharp
_________________________          _________________________
Peter G. Flynn                     Philip R. Sharp

s/Alfred D. Houston
_________________________
Alfred D. Houston